EXHIBIT 5
                           SCHIFINO & FLEISCHER, P.A.
                                ATTORNEYS AT LAW

WILLIAM J. SCHIFINO                                      ONE TAMPA CITY CENTER
FRANK N. FLEISCHER        TELEPHONE: (813) 223-1535    201 NORTH FRANKLIN STREET
   LINA ANGELICI          TELECOPIER: (813) 223-3070           SUITE 2700
  AMY LETTELLEIR                                          TAMPA, FLORIDA 33602
  CYNTHIA MOORE


October 4, 2000



Tech Data Corporation
5350 Tech Data Drive
Clearwater, Florida  33760

         RE:  Tech Data Corporation - Registration Statement on Form S-3

Ladies and Gentlemen:

         We have examined the Registration Statement on Form S-3 (File No. 333-44848), including Amendment No. 1 thereto (the "Registration Statement"), filed or to be filed by Tech Data Corporation, a Florida corporation (the "Company"), with the Securities and Exchange Commission in connection with the registration pursuant to the Securities Act of 1933, as amended (the "Act"), of the Company's debt securities (the "Debt Securities"), shares of the Company's common stock, $0.0015 par value per share (the "Common Stock"), and warrants for the purchase of Debt Securities or Common Stock (the "Warrants"), with an aggregate offering price of up to $500,000,000. The Debt Securities, the Common Stock and the Warrants are to be sold from time to time as set forth in the Registration Statement, the Prospectus contained therein (the "Prospectus"), the supplements to the Prospectus (the "Prospectus Supplements"), and pursuant to one or more underwriting agreements (each an "Underwriting Agreement"), substantially in the form filed as an exhibit to the Registration Statement. The Debt Securities may be either senior debt securities (the "Senior Debt Securities") or subordinated debt securities (the "Subordinated Debt Securities"). The Senior Debt Securities are to be issued pursuant to a Senior Indenture, to be filed as an exhibit to the Registration Statement (the "Senior Indenture"), to be entered into between the Company and the applicable trustee to be appointed by the Company. The Subordinated Debt Securities are to be issued pursuant to a Subordinated Indenture, to be filed as an exhibit to the Registration Statement (the "Subordinated Indenture", together with the Senior Indenture, the "Indentures"), to be entered into between the Company and the applicable trustee to be appointed by the Company. The Debt Securities are to be issued in one or more forms filed with a Current Report on Form 8-K or a Post-Effective Amendment to the Registration Statement.

         We have examined instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed (a) the authenticity of original documents and the genuineness of all signatures, (b) the conformity to the originals of all documents submitted to us as copies and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

         Based on such examination and subject to the foregoing exceptions, qualifications, and limitations, we express the following opinions:

         1. When the issuance of Senior Debt Securities has been duly authorized by appropriate corporate action and the Senior Debt Securities have been duly completed, executed, authenticated, registered and delivered in accordance with the Senior Indenture and sold pursuant to an Underwriting Agreement and as described in the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereto, the Senior Debt Securities will be legal, valid and binding obligations of the Company, entitled to the benefits of the Senior Indenture.

         2. When the issuance of Subordinated Debt Securities has been duly authorized by appropriate corporate action and the Subordinated Debt Securities have been duly completed, executed, authenticated, registered and delivered accordance with the Subordinated Indenture and sold pursuant to an Underwriting Agreement and as described in the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereto, the Subordinated Debt Securities will be legal, valid and binding obligations of the Company, entitled to the benefits of the Subordinated Indenture.

         3. When the issuance of the shares of Common Stock has been duly authorized by appropriate corporate action, including any Common Stock that may be issuable pursuant to the conversion of any Debt Securities, and the shares of Common Stock have been duly issued, sold, registered and delivered by the Company or pursuant to an Underwriting Agreement and as described in the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereto, the shares of Common Stock will be legally issued, fully paid and nonassessable.

         4. When (i) the terms of the Warrants have been established in accordance with the resolutions of the Company's Board of Directors authorizing the issuance and sale of the Warrants, (ii) the applicable warrant agreement (the "Warrant Agreement") has been duly authorized by appropriate corporate action and validly executed and delivered by the Company and the applicable warrant agent appointed by the Company, (iii) the Warrants or certificates representing the Warrants have been duly completed, executed, authenticated, registered and delivered in accordance with the applicable Warrant Agreement and sold pursuant to an Underwriting Agreement and as described in the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereto, the Warrants will be legally issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and the use of our name wherever it appears in the Registration Statement, the Prospectus, the Prospectus Supplement, and in any amendment or supplement thereto. In giving such consent, we do not believe that we are "experts" within the meaning of such term used in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                          Very truly yours,



                                          SCHIFINIO & FLEISCHER, P.A.